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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of REMEC, Inc. for the registration of 137,183 shares of its common stock and to the incorporation by reference therein of our report, dated March 6, 1997, on the financial statements of Radian Technology, Inc. as of December 27, 1996, and for the three years then ended included in the Annual Report on
Form 10-K/A for the year ended January 31, 1999, filed with the Securities and Exchange Commission.

/S/ IRELAND SAN FILIPPO, LLP

July 22, 1999